Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-261551 and 333-261552 on Form S-8 of our report dated March 25, 2022, relating to the financial statements of HashiCorp, Inc., appearing in this Annual Report on Form 10-K for the year ended January 31, 2022.

/s/ Deloitte & Touche LLP

San Jose, California

March 25, 2022